EX-10.3
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REGISTRATION RIGHTS AGREEMENT

				Exhibit 10.3
		        [REGISTRATION RIGHTS AGREEMENT]


This Registration Rights Agreement (this Agreement) is by and between CAPE COASTAL TRADING CORPORATION, a New York corporation (the Company), and _________________ (the Holder) dated as of _____________.


	WITNESSETH:

WHEREAS, the Company has issued Holder _______ shares of the Companys common stock (the Shares or Common Stock) at $.10 per Share.

WHEREAS, the Company desires to grant to the Holder certain registration rights in respect of the issuance or resale of the Shares and the Shares which are also referred to herein as the Securities.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


				ARTICLE ONE
			Registration Rights Agreement

Section 1.1	Piggyback Registration Rights.  The Company covenants and
agrees with any holder of the Securities that if, at any time within the period commencing on the date hereof and ending on December 31, 2002, it proposes to file a registration statement with respect to any class of equity or equity-related security (other than in connection with an offering to the Companys employees or in connection with an acquisition, merger or similar transaction) under the Securities Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form to be used may be used for registration of the Securities, the Company will give prompt written notice to the holders of Securities at the addresses appearing on the records of the Company of its intention to file a registration statement and will offer to include in such registration statement, subject to paragraphs i and ii of this Section 1.1 such number of Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the giving of notice by the Company. All registrations requested pursuant to this
Section 1.1 are referred to herein as "Piggyback Registrations". All Piggyback Registrations pursuant to this Section 1.1 will be made solely at the Companys expense. This Section is not applicable to a registration statement filed by the Company on Forms S-4 or S-8 or any successor forms.

i.	Priority on Primary Registrations.  If a Piggyback Registration
includes an underwritten primary registration on behalf of the Company and the underwriter(s) for such offering determines in good faith and advises the Company in writing that in its/their opinion the number of Securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities that the Company proposes to sell and (B) second, the Securities requested to be included in such registration, apportioned pro rata among the holders of the Securities and holders of other securities requesting registration.

ii.	Priority on Secondary Registrations.  If a Piggyback Registration
consists only of an underwritten secondary registration on behalf of holders of securities of the Company, and the underwriter(s) for such offering advises the Company in writing that in its/their opinion the number of Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities, the Company will include in such registration (A) first, the securities requested to be included therein by the holders requesting such registration, and (B) second, the Securities requested to be included in such registration and securities of holder of other securities requested to be included in such registration statement, pro rata among all such holders on the basis of the number of shares requested to be included by each such holder, provided, however, the Company will use its best efforts to include not less than 20% of the Securities.

Notwithstanding the foregoing, if any such underwriter shall determine in good faith and advise the Company in writing that the distribution of the Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the holders of such Securities shall delay their offering and sale for such period ending on the earliest of (1) 90 days following the effective date of the Company's registration statement, (2) the day upon which the underwriting syndicate, if any, for such offering shall have been disbanded or, (3) such date as the Company, managing underwriter and holders of Securities shall otherwise agree. In the event of such delay, the Company shall file such supplements, post-effective amendments and take any such other steps as may be necessary to permit such holders to make their proposed offering and sale for a period of 120 days immediately following the end of any such period of delay. If any party disapproves the terms of any such underwriting, it may elect to withdraw therefrom at any time prior to the effective date of such underwriting by written notice to the Company, the underwriter, and the holder. Notwithstanding the foregoing, the Company shall not be required to file a registration statement to include shares pursuant to this Section 1 if independent counsel, reasonably satisfactory to the Company and the Holder, renders an opinion to the Company and the Holder that all of the Securities proposed to be disposed of may be transferred pursuant to the provisions of Rule
144 under the Securities Act or otherwise without registration under the Securities Act. The Company hereby undertakes and covenants to take all steps reasonably necessary to facilitate the resale of Securities pursuant to Rule 144. Neither the failure of the Holder to exercise its Piggyback Registration Rights hereunder on any one or more occasions nor the Holders election to withdraw from an underwriting shall be deemed to waive or modify the Holders Piggyback Registration Rights hereunder in the future.

Section 1.2	Actions to be taken by the Company.  In connection with the
registration of Securities hereunder, the Company agrees to (i) bear the expenses of any registration; provided, however, that in no event shall the Company be obligated to pay (A) any fees and disbursements of any special or other counsel for holders of Securities, (B) any underwriters' discount or commission in respect of such Securities, and (C) any stock transfer taxes attributable to the sale of the Securities; (ii) use its best efforts to register or qualify the Securities for offer or sale under state securities or Blue Sky laws of such jurisdictions in which such holders shall reasonably request, provided, however, that no qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject; (iii) enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each holder of securities included in such registration statement; and (iv) prepare and file with the SEC a registration statement with respect to such Securities and use commercially reasonable efforts to cause such registration statement to become effective as soon thereafter as possible, and promptly notify Holder in writing, (a) when such registration statement becomes effective, (b) when any post-effective amendment to such registration statement becomes effective, and (c) of any request by the SEC for any amendment or supplement to such registration statement or any final prospectus relating thereto or for additional information; (v) prepare and file with the SEC such amendments and supplements to such registration statement and the final prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least 120 days or until the Holder has completed the distribution described in the registration statement relating thereto, whichever occurs first, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by Holders set forth in such registration statement;
(vi) furnish to Holder such number of copies of such registration statement and of each such amendment and supplement thereto, as well as such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as Holder may reasonably request in order to facilitate the sale or distribution of the Securities by Holder; and (vii) promptly notify Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of Company becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and, at the request of Holder, promptly prepare and furnish to Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

Section 1.3	Action to be Taken by the Holders.  The Company's obligations under this Section 1 shall be conditioned upon a timely receipt by the Company in writing of: (i) information as to the terms of such public offering furnished by or on behalf of each holder of Securities intending to make a public offering of his, her or its Securities, and (ii) such other information as the Company may reasonably require from such holders, or any underwriter for any of them, for inclusion in such registration statement.

Section 1.4	Exclusive Rights.  The Holder shall have no registration rights except as expressly set forth herein.

				  ARTICLE TWO
				Indemnification

SECTION 2.1 Indemnification by the Company. In the event of any registration of the Securities of the Company under the Act, the Company agrees to indemnify and hold harmless Holder and each other person who participates as an underwriter in the offering or sale of such Securities against any and all claims, demands, losses, costs, expenses, obligations, liabilities, joint or several, damages, recoveries and deficiencies, including interest, penalties and attorneys fees (collectively, Claims), to which Holder or underwriter may become subject under the Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Holders Securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse Holder and each such underwriter for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Claim (or action or proceeding in respect thereof); provided that the Company shall not be liable in any such case to the extent that any such Claim (or action or proceeding in respect thereof) or expense arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance on and in conformity with written information furnished to the Company through an instrument duly executed by Holder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holder or any such underwriter and shall survive the transfer of the Securities by Holder.

SECTION 2.2 Indemnification by Holder. The Company may require, as a condition to including the Securities in any registration statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from Holder, to indemnify and hold harmless
(in the same manner and to the same extent as set forth in Section 2.1) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company, within the meaning of the Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company through an instrument duly executed by Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.
Notwithstanding the foregoing, the maximum liability hereunder which any holder shall be required to suffer shall be limited to the net proceeds to such Holder from the Securities sold by such Holder in the offering. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of the Securities by Holder.

SECTION 2.3 Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Claim referred to in this Article Two, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article Two, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnifying party, unless in such indemnified partys reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Claim.

SECTION 2.4 Indemnification Payments. The indemnification required by this Article Two shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.


				ARTICLE THREE
				Miscellaneous

SECTION 3.1 Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder of 51% or more of the shares of Common Stock and shall be effective only to the extent specifically set forth in such writing.

SECTION 3.2 Term of the Agreement. This Agreement shall terminate with respect to Holder on the earlier to occur of (i) all of the Securities having been registered as provided in Article One or (ii) December 31, 2002.

SECTION 3.3 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto are transferable and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, but only if so expressed in writing.

SECTION 3.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

SECTION 3.5 Delays or Omissions. No failure to exercise or delay in the exercise of any right, power or remedy accruing to Holder on any breach or default of the Company under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default.

SECTION 3.6 Remedies Cumulative. All remedies under this Agreement, or by law or otherwise afforded to any party hereto shall be cumulative and not alterative.

SECTION 3.7 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Unless clearly denoted otherwise, any reference to Articles or Sections contained herein shall be to the Articles or Sections of this Agreement.

SECTION 3.8 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, to the following addresses, and shall be deemed to have been received on the day of personal delivery or within three business days after deposit in the mail, postage prepaid:

If to the Company, to:

CAPE COASTAL TRADING CORPORATION
C/o Jason Karavias, Esq.
301 West 53rd Street, 6C
New York, New York 10019
Attention: Kwajo Sarfoh

If to Holder, to:

____________________________
____________________________
____________________________
____________________________


SECTION 3.9 Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of New York applicable to contracts made and to be performed in that state.

SECTION 3.10 Final Agreement. This Agreement, together with those documents expressly referred to herein, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

SECTION 3.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

The parties hereto have executed this Agreement as of the date first set forth above.


COMPANY:

CAPE COASTAL TRADING CORPORATION

By________________________________________
    Kwajo Sarfoh, President


HOLDER:

__________________________________________